THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE, OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

PROMISSORY NOTE

$850,000.00	May 24, 2013
Rochester, New York

FOR VALUE RECEIVED, SECUPRINT INC. Document Security Systems, Inc. (the “Borrower”), promises to pay to Congregation Noam Elimelech (the “Lender”), or to its order, the principal sum of $850,000 (the “Principal Amount”), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rate(s) provided below.

1.           Maturity. The aggregate outstanding Principal Amount, together with all accrued interest thereon and expenses incurred by the Lender in connection herewith (cumulatively, the “Outstanding Amount”), shall be due and payable in full on the earliest to occur of (the earliest of such events, the “Maturity Date”): (i) May 24, 2014 (the “Scheduled Maturity Date”) and (ii) the acceleration of this Note upon the occurrence of an Event of Default.

2.           Interest. Interest shall accrue on the then outstanding principal balance of this Note at a fixed interest rate per annum equal to 9.0%. Accrued interest shall be payable in cash in arrears on the last day of each calendar quarter commencing on June 30, 2013, until the outstanding Principal Amount is paid in full. If at any time the Principal Amount of this Note shall be paid in full, then all accrued interest shall be payable at the time of such principal payment.

3.           Borrower Prepayment Option. At any time on or before May 24, 2014, the Borrower shall have the right to prepay all or part of the then outstanding principal of this Note for a price equal to the outstanding Principal Amount plus all accrued and unpaid interest.

4.           Usury.  All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the principal amount of this Note has been paid in full, shall be refunded to the Borrower.

5.           Late Charge.  If an interest payment is not received within ten days of its due date, Borrower shall pay a late charge equal to two and one-half percent (2.5%) of the delinquent amount; any excess collected by mistake shall be refunded on request, and each such late charge shall be separately charged and collected by the Lender.  Payments may be applied in any order in the sole discretion of the Lender but prior to demand, shall be applied first to past due interest, expenses and late charges, then to scheduled principal payments, if any, which are past due, then to current interest, expenses and late charges, and last to remaining principal.

6.           Collateral. This Note is secured by all of the assets of Secuprint Inc., a wholly owned subsidiary of Borrower, including but not limited to 1) a Komori Lithone LS640/C offset printing press; 2) a HP5500 Indigo digital printing press; and 3) a HP5000 Indigo digital press.

7.           Replacement of Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Note, a new Note, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

8.           Events of Default.  The following constitute an event of default (“Event of Default”):

a.           Borrower fails to pay any of its material liabilities, obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise whether arising under or in accordance with this Note or otherwise when due and said failure continues for a period of ten (10) days;

b.           Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in this Note;

c.           Any warranty or representation now or hereafter made by the Borrower in connection with this Note is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower to the Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified;

d.           A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing;

e.           Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

f.           Borrower becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of thirty (30) days after written notice of same from the Lender to the Borrower.

9.           Purpose.  The loan proceeds shall be used for the business purpose of payment in full of the Borrower’s subsidiary, Secuprint, Inc.’s Equipment Lease (Komori) dated March 17, 2009 with Baum Capital Investments, and the Equipment Lease (HP) dated March 24, 2009 with Baum Capital Investments.

10.           Miscellaneous.

a.           Authority and Enforceability; Etc. The Borrower hereby represents and warrants to the Lender that:

i.           it has full power and authority and has taken or shall take all required corporate and other action necessary to permit it to execute, deliver, and perform all of its obligations contained in this Note, the Security Agreement, and any other documents or instruments delivered in connection herewith, and to borrow hereunder, and such actions to the best of its knowledge will not violate any provision of law applicable to, or the organizational documents of, the Borrower, or result in the breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it is bound, which default has not been waived in writing on or prior to the date hereof;

ii.           this Note has been duly authorized and validly executed by and is the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

iii.           neither the execution and delivery by the Borrower of this Note, nor the performance by the Borrower of its obligations hereunder, requires the consent, approval or authorization of any person or governmental authority, which consent, approval, or authorization has not been obtained; and

b.           Notices. All notices to any party required or permitted hereunder shall be in writing and shall be sent to the address or facsimile number set forth for such party as follows:

i.            If to Lender:

Congregation Noam Elimelech

Mayer Laufer, President

1402 59th St

Brooklyn, NY 11219

ii.           If to Document Security Systems, Inc.:

Document Security Systems, Inc.

28 East Main Street, Suite 1525

Rochester, NY 14614

Attention: Chief Financial Officer

iii          If to Secuprint Inc.:

Secuprint Inc.

c/o Document Security Systems, Inc.

28 East Main Street, Suite 1525

Rochester, NY 14614

Attention: Vice President of Finance

Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a recognized national overnight courier, specifying next day delivery, or two days after deposit with a recognized international overnight courier, specifying two day delivery, in each case with written verification of receipt.

c.           Waiver. No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

d.           Amendments. Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Lender.

e.           Expenses. Any reasonable expense incurred by the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the administration, or enforcement of this Note and any other document executed by the Borrower in connection with the obligations of Borrower hereunder or any amendment hereto or thereto, or the exercise of any right or remedy upon the occurrence of an Event of Default, including, without limitation, the recording and filing fees to perfect the liens granted hereunder and the costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Borrower within 15 days of receiving written notice thereof from the Lender. Any such expense incurred by the Lender and not timely paid by the Borrower shall be added to the other obligations hereunder and shall earn interest at the same rate per annum as the principal hereunder.

f.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles.

g.           Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note shall not be assignable by any Lender without the prior written consent of the Borrower, provided that the Lender may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Note to any entity controlled by, controlling or under common control with the Lender. The Borrower may not assign this Note without prior written consent of the Lender, provided that the Borrower may assign this Note to any successor of all or substantially all of its assets or business, or any entity surviving the merger, combination or consolidation with the Borrower.

h.           Entire Agreement. This Note and any other agreement or instrument entered into in connection herewith contains the entire agreement of the Borrower and the Lender with respect to the subject matter hereof.

i.           Confidentiality. In addition to a separate confidentiality agreement, if any, the Lender will at all times keep confidential and not divulge, use or make accessible to anyone the terms and conditions of this Note and the transactions described herein, and any non-public material information concerning or relating to the business or financial affairs of the Borrower to which such party has been or will become privy relating to this Note, except to its employees and advisors in such capacity, as required to perform its obligations hereunder, if required by law or rules of a stock exchange on which its or its parent’s securities are listed, or with the prior written consent of the Borrower.

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IN WITNESS WHEREOF, the Borrower and Lender have caused this Note to be executed by their duly authorized representatives as of the day and year first above written.

DOCUMENT SECURITY SYSTEMS, INC. (BORROWER)

By:	/s/ Robert Bzdick
Name: Robert Bzdick Title: Chief Executive Officer

CONGREGATION NOAM ELIMELECH (LENDER)

By:	/s/ Mayer Laufer
Name: Mayer Laufer Title: President